UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

                        Date of Report: October 6, 2003

                                INVESTCO, INC.
(Exact name of registrant as specified in its charter)


        Nevada                  0-027073                  87-0361511
      (State or jurisdiction   Commission file      (I.R.S. Employer
         of incorporation)         number          Identification No.)


                  9440 Old Katy Road, #100, Houston, TX 77055
            (Address of principal executive offices)      (Zip Code)


                                 (713) 722-9988
              (Registrant's telephone number, including area code)

          4400 North Federal Highway, Suite 301, Boca Raton, FL 33431
             (Former name, former address and former fiscal year,
                         if changed since last report)



Item 1. Changes in Control of Registrant.

Investco, Inc. has issued 5,905,000 shares of convertible preferred stock from July 1, 2002 to the date of this filing in various private placements to raise money for operating expenses and to compensate Arnold
Salinas, sole director and sole officer of the Company.   Voting control of
the Company transferred from Rey Salinas and his brother, Arnold Salinas, to various public shareholders as a result of the issuance of these additional shares. Arnold Salinas remains as the sole director and officer of the Company.

The Company intends to offer and sell an additional 500,000 shares of Series L convertible preferred stock during the next three months by private placement to pay for expenses for the filing of reports, including audited financial statements, with the Securities and Exchange Commission and to otherwise use its best efforts to be in full compliance with all applicable laws to allow its stock to resume trading.

All convertible preferred shares have voting rights and are convertible one share for one share of common stock at the election of the holder.

The purchase of Horizon Telephone of Houston previously described in the Company 8-K filed on April 4, 2002, was consummated by payment of $10,000 in August 2002 and $20,000 in January 2003 and the mutual deferral of $70,000 to be paid the former owners of Horizon on a date to be determined. In August of 2003 the Company offices were consolidated and moved from Boca Raton, FL to Houston, TX.

Item 2. Acquisition or Disposition of Assets.

      None

Item 3. Bankruptcy or Receivership.

      None.

Item 4. Changes in Registrant's Certifying Accountant.

The Company has signed and submitted a retainer agreement to Sherb &
Co., LLP, certified public accountants, 805 Third Avenue, New York, NY 10072 to prepare the audit of the books and records of the Company for the years ended 2001 and 2002. Sherb & Co., LLP has commenced the work and is expected to return a signed copy of the retainer agreement.

Item 5. Other Events and Regulation FD Disclosure.

      On August 4, 2003, a Magistrate Judge for the U. S. District Court for the Southern District of Florida at case number 02-80466-CIV-HURLEY/LYNCH entered a report to the Court to recommend that the Company be assessed civil penalties for the issuance of false press releases on its behalf by Joseph L. Lents, the former Chief Executive Officer of the Company. Until August 25, 2003, the same attorney who represented Mr. Lents in the case also represented the Company. On October 1, 2003, the Company retained independent counsel to enter his appearance in the case to defend the Company from the assessment of civil penalties.

      On August 20, 2003, The Securities and Exchange Commission (the "SEC") at Administrative Proceedings File No. 3-11228 Instituted a Public Proceeding and Notice of Hearing pursuant to Section 12(j) of the Securities and Exchange Act of 1934 for the failure of the Company to file: A. Annual reports on Form 10-K for the years ended December 31, 2001 and December 31, 2002; B. Quarterly reports on Form 10-Q for the quarters ended March 31, 2002; June 30, 2002; September 30, 2002; and March 31, 2003; and, C. On
April 1, 2003 the Nevada Secretary of State revoked the Company's business charter for failure to file a list of officers. The SEC will afford the Company the opportunity to answer and attend a hearing to determine if the registration of all securities of the Company should be suspended or revoked. The Company has retained counsel to represent it in the proceedings, has filed its answer to admit the above deficiencies, and to explain that the Company intends to file its periodic reports and otherwise bring the Company in full compliance with all SEC and State of Nevada requirements.

Item 7. Financial Statements and Exhibits.

      None

Item 8. Change in Fiscal Year.

      None.

Item 9. Regulation FD Disclosure.

      None.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this 8-K report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  INVESTCO, INC.


                                  By: /s/ Arnold Salinas
                                     ---------------------------------------
                                     Arnold Salinas, Chief Executive Officer


DATED: October 6, 2003